Exhibit 99.1

NeoGenomics Announces CEO Departure and Initiates CEO Search

Board Appoints Executive Chair and Interim Office of the CEO

Anticipates First Quarter Results Below Guidance and Withdraws 2022 Guidance

Ft. Myers, Florida—March 28, 2022 / NeoGenomics, Inc. (NASDAQ:NEO) (the “Company”), a leading provider of cancer-focused genetic testing services and global oncology contract research services, today announced that the Board of Directors (the “Board”) and Mark Mallon, Chief Executive Officer, have agreed that Mr. Mallon will step down as CEO and member of the Board, effective immediately. This mutual agreement was not the result of any disagreements about strategy with management or the Board, inappropriate action by CEO, or any violation of company policy or any accounting irregularity. The Board has retained Russell Reynolds to conduct a search for the Company’s next CEO.

The Board has appointed current Chair Lynn Tetrault, Esq. as Executive Chair and established an Interim Office of the CEO to provide seamless leadership continuity and operational management of the Company while the Board conducts the CEO search. The Interim Office of the CEO will be comprised of Chief Financial Officer, William Bonello, Chief Strategy and Corporate Development Officer, Douglas Brown, and Chief Culture Officer, Jennifer Balliet. Each of these executives will remain in their current positions while carrying out their new responsibilities.

The Company currently expects revenue for Q1 2022 may be below the low end of its prior guidance of $118 - $120 million and EBITDA for Q1 2022 will be below the low end of its prior guidance of $(15) - $(12) million. The larger than anticipated EBITDA loss was primarily driven by higher than anticipated Clinical Services cost of goods sold. The Company intends to take immediate action to address performance and costs while continuing to invest prudently in the RaDaR™ Assay. The Company plans to report full Q1 2022 results on April 27, 2022. Additionally, the Company has withdrawn its 2022 annual financial guidance issued February 23, 2022.

Lynn Tetrault, Executive Chair of NeoGenomics said, “We thank Mark for his contributions to the Company and wish him the best in the future. We are taking immediate steps to improve our business performance. We remain committed to our strategy and the creation of long-term value for our shareholders. We’re fortunate to have an experienced and highly capable senior management team to continue leading the company. I look forward to working closely with them as we recruit a new Chief Executive Officer.”

Ms. Tetrault, who has been a Board Member since June 2015, served as Lead Independent Director from 2020 to 2021 and was appointed Non-Executive Chair in October 2021. Previously, Ms. Tetrault served in a variety of executive roles at AstraZeneca PLC from 1993 to 2014 including Executive Vice President of Human Resources and Corporate Affairs from 2007 to 2014. Ms. Tetrault also serves as a Non-Executive Director of Rhythm Pharmaceuticals. Ms.Tetrault has an undergraduate degree from Princeton University and a J.D. from the University of Virginia Law School.

Mr. Bonello, CFO, joined NeoGenomics in 2017 and has served as President of the Informatics division, Chief Strategy and Corporate Development Officer and Director of Investor Relations. Prior to joining NeoGenomics, Mr. Bonello worked as a healthcare equity analyst covering diagnostic services and product stocks at various investment banks, including Piper Jaffray, Wachovia Securities, RBC Capital Markets and Craig-Hallum Capital Group. He also served as Senior Vice President for Investor Relations at LabCorp. Mr. Bonello received his B.A. degree from Carleton College and his MBA from the Kellogg School of Management at Northwestern University.

Mr. Brown, Chief Strategy and Corporate Development Officer, joined NeoGenomics in 2020. Previously, he was Senior Managing Director with SVB Leerink with significant expertise in the oncology diagnostic sector. During his career, he has advised clients in over 100 successful M&A and Corporate Financing transactions. He advised General Electric on the sale of Clarient, and recently advised NeoGenomics on the acquisition of Genoptix and the oncology assets of Human Longevity. Mr. Brown earned his MBA from the Fuqua School of Business at Duke University and received his undergraduate business degree from the University of Texas at Austin.

Ms. Balliet, Chief Culture Officer, joined NeoGenomics in 2008 as Director, Human Resources. Since then, she was appointed as Vice President, Human Resources in 2015 and then Chief Culture Officer in 2016. Ms. Balliet has managed human resources as the Company has grown from 100 employees to more than 2,100 employees. She is responsible for all areas of Human Resources, including recruiting, training, compensation, incentive plans, and organizational development. Ms. Balliet received her Bachelor of Science degree in Psychology and her Master of Science degree in Business Management from the University of Florida.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.

NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics seeks to adhere to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to help ensure the data we maintain is secured at all times.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and Phoenix, Arizona; and CAP accredited laboratories in Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. We routinely post information that may be important to our investors on our website at www.neogenomics.com.

About Inivata

Inivata is the liquid biopsy focused subsidiary of the NeoGenomics, Inc (NASDAQ: NEO) Group. Inivata’s InVision® liquid biopsy platform unlocks essential genomic information from a simple blood draw to guide and personalize cancer treatment, monitor response and detect relapse. Inivata’s technology is based on pioneering research from the Cancer Research UK Cambridge Institute, University of Cambridge. The personalized RaDaR™ assay allows the highly sensitive detection of residual disease and recurrence and has been granted Breakthrough Device Designation by the US FDA. The commercially available InVisionFirst®-Lung test offers best-in-class sensitivity and turnaround and provides molecular insights that enable clinicians to make more informed treatment decisions for advanced NSCLC patients. Inivata is partnering with pharmaceutical, biotechnology companies and commercial partners in a range of early and late-stage cancer development programs across a range of cancer types. Inivata has a CLIA certified, CAP accredited laboratory in Research Triangle Park, NC and R&D laboratories in Cambridge, UK.

About RaDaRTM

RaDaR is Inivata’s assay for the detection of molecular residual disease (MRD) and recurrence. Built on Inivata’s proven InVision® liquid biopsy platform technology, RaDaR is a highly sensitive personalized assay that tracks a set of up to 48 tumor-specific variants in a patient using a liquid biopsy, allowing both detection of residual disease following curative intent or definitive treatment, and early detection of relapse. RaDaR has been granted Breakthrough Device Designation by the US FDA.

Forward Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” expect,” plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project, “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including CEO recruiting efforts, actions to address costs, and financial guidance. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to identify and recruit CEO candidates, the Company’s ability to execute on cost reduction initiatives successfully, the Company’s ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, as well as the other information we file with the SEC.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For further information, please contact:

NeoGenomics, Inc.

Doug Brown

Chief Strategy and Corporate Development Officer

T: 239.768.0600 x2539

M: 704.236.2064

doug.brown@neogenomics.com

Charlie Eidson

Director, Investor Relations and Corporate Development

T: 239.768.0600 x2726

M: 952.221.8816

charlie.eidson@neogenomics.com

Karen Chandler-Smith

SVP Marketing and Communications

Inivata

+44 (0)7900 430235

karen.chandler-smith@inivata.com

Inivata Media Contacts:

Consilium Strategic Communications

Chris Gardner/Angela Gray/Genevieve Wilson

Alix Floyd (US)

inivata@consilium-comms.com +44 (0)20 3709 5700